UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 26, 2007

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

275 North Middletown Road Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2007, Hudson Technologies, Inc. (the "Registrant"), through its subsidiary company Hudson Technologies Company ("HTC"), entered into an Amended and Restated Loan Agreement (the "Loan Agreement") with Keltic Financial Partners, LP ("Keltic"), which amended and increased HTC's existing credit facility with Keltic, and which provides for borrowings by HTC of up to $10,000,000 (the "Facility"). Repayment of all borrowings by HTC under the Facility is guaranteed by the Registrant and its subsidiary, Hudson Holdings, Inc. The Facility consists of a revolving line of credit and two separate term loans (the "Term Loans"), and expires on June 26, 2010. Advances under the revolving line of credit may not exceed $10,000,000 less the total outstanding balance remaining under the Term Loans, and are limited to (i) 85% of eligible trade accounts receivable and (ii) 50% of eligible inventory. The Term Loans are 7 year amortizing loans with balloon payments of principal due on June 26, 2010, and consist of an Amended and Restated Term Loan A with maximum advances of $2,500,000, and a new Term Loan B with maximum advances of $4,500,000. At June 26, 2007, the Facility bore interest at an interest rate equal to 8.625%, which was the prime rate, plus .375%. Substantially all of the Registrant's and HTC's assets, including real and personal property, are pledged as collateral for the obligations to Keltic under the Facility pursuant to a Mortgage and Security Agreement, dated June 26, 2007. At June 26, 2007, the total borrowings under the Loan Agreement were approximately $7,100,000. The total borrowings under the Facility immediately prior to the completion of the Tender Offer and/or the Contingent Purchase (as such terms are defined below) will increase by approximately $1.3 million upon, and as a result of the completion of the Tender Offer and/or the Contingent Purchase. The Loan Agreement contains certain financial and non-financial covenants relating to the Registrant's and HTC's operations. In addition, among other things, the Loan Agreement restricts the Registrant's ability to declare or pay any cash dividends on its capital stock. The Loan Agreement also contains certain events of default, including without limitation, payment defaults, breaches of representations and warranties, covenants defaults, events of bankruptcy and insolvency, certain ERISA events, judgments in excess of specified amounts and a change of control. The description of the Loan Agreement and the Facility in this report does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, the Mortgage and Security Agreement, the Amended and Restated Revolving Note and the Term Loan notes, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this report and are incorporated herein by reference.

On June 28, 2007, the Registrant entered into a Stock Purchase Agreement (the "Agreement") with Fleming US Discovery Fund III, L.P. and Fleming US Offshore Discovery Fund III, L.P. (hereinafter collectively "Fleming"), pursuant to which on June 28, 2007 the Registrant purchased from Fleming (and subsequently retired) a total of 5,680,800 shares of the Registrant's common stock at a purchase price of $0.65 per share (the "Retired Shares"), for a total consideration of $3,692,520, which amount was borrowed under the Facility.

As part of the Agreement, the Registrant agreed to make a Tender Offer to its existing shareholders (the "Tender Offer") for the purchase and retirement of up to 1,167,400 shares of the Registrant's common stock at a price of $1.12 per share (the "Tender Offer Price"), for a total maximum consideration of $1,307,488 (the "Tender Offer Funds"), which amount the Registrant intends to obtain through borrowings under the Facility. The Agreement further provides that, to the extent that the shareholders do not elect to tender their shares in the Tender Offer, and some or all of the Tender Offer Funds have not been used in the Tender Offer, the Registrant will utilize all of the remaining Tender Offer Funds to purchase (and retire) additional shares of the Registrant's common stock from Fleming at the Tender Offer Price (the "Contingent Purchase"). In accordance with the Agreement, the Registrant commenced a Tender Offer and filed its Schedule TO, with the Securities and Exchange Commission on June 29, 2007.

Pursuant to separate Stock Purchase Agreements, each dated June 28, 2007 (the "Management Agreements"), on June 28, 2007 certain Executive Officers of the Registrant referred to below (hereinafter the "Purchasing Officers"), and one key employee of the Registrant, purchased from Fleming in separate private transactions (the "Transactions"), for their individual accounts with their own private funds, a total of 9,230,800 shares of the Registrant's common stock at a purchase price of $0.65 per share (the "Purchase Price") for a total consideration of $6,000,020. The fair market value of the Registrant's common stock, measured as the last sale price of the common stock on June 28, 2007 (the "Market Price"), was $1.12 per share. As a result of the Transactions, the Registrant is required to incur, and will report during the quarter ended June 30, 2007, a one-time, non-cash compensation expense, and a corresponding increase to additional paid-in capital, of $4,338,476, which is equal to the total number of shares purchased in the Transactions (9,230,800 shares) multiplied by the difference between the Purchase Price and Market Price of $0.47 per share. The following schedule sets forth the number of shares purchased by the Purchasing Officers in the Transactions, the amounts paid by the Purchasing Officers, and the non-cash compensation expense that the Registrant will report attributable to each Purchasing Officer:

Purchasing Officer	Shares Purchased	Amt. Paid	Compensation Expense

Kevin J. Zugibe,	6,461,500	$4,199,975	$3,036,905
CEO, Chairman

Brian F. Coleman	323,100	$210,015	$151,857
President, COO

James R. Buscemi	292,300	$189,995	$137,381
CFO

Stephen P. Mandracchia	2,000,000	$1,300,000	$940,000
VP Legal & Regulatory, Secretary

The descriptions of the Agreement and of the Management Agreements set forth in this report do not purport to be complete and are qualified in their entirety by reference to the Agreement, which is filed as Exhibit 10.6 to this report, and by reference to the Management Agreements, which are filed as Exhibits 10.7, 10.8, 10.9 and 10.10 to this report, each of which are incorporated herein by reference.

Important Information Regarding Tender Offer

The information contained in this report regarding the Tender Offer is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the Registrant's common stock. The Registrant has filed with the Securities and Exchange Commission a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Shareholders should read the offer to purchase, the tender offer statement on Schedule TO and related exhibits as filed, as they contain important information about the tender offer. Shareholders can obtain these documents free of charge on the Securities and Exchange Commission's website at www.sec.gov, or from the Registrant's information agent for the Tender Offer, Continental Stock Transfer and Trust Company, by calling (800) 509-5586.

Item 1.02 Termination of a Material Definitive Agreement

Pursuant to the terms of the Agreement, on June 28, 2007, (i) the Stockholders' Agreement, dated as of March 30, 1999, among Kevin J. Zugibe, Thomas P. Zugibe and Stephen P. Mandracchia, the Registrant and Fleming, was terminated and (ii) the Registration Rights Agreement, dated as of March 30, 1999, between the Registrant and Fleming was terminated.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 5.01 Changes in Control of Registrant

Pursuant to the Agreement, on June 28, 2007, the Registrant purchased from Fleming, and has retired, the Retired Shares. On June 28, 2007, the Purchasing Officers and one key employee of the Registrant purchased in the Transactions, for their individual accounts with their own private funds, a total of 9,230,800 shares of the Registrant's common stock at a purchase price of $0.65 per share for a total consideration of $6,000,020.

Prior to the consummation of the Agreement and the Transactions, there were a total of 25,915,464 shares of the Registrant's common stock issued and outstanding. Also, prior to the consummation of the Agreement and the Transactions, Fleming owned 19,137,449 shares, or

73.85%, of the Registrant's common stock, representing a controlling interest in the Registrant. As a result of the Agreement and the Transactions (and not including the Contingent Purchase), Fleming has sold a total of 14,911,600 shares of the Registrant's common stock, of which 5,680,800 were purchased by the Registrant and retired, reducing the total number of shares of the Registrant's common stock issued and outstanding to 20,234,664 shares. As of June 28, 2007 (following the consummation of the Agreement and the Transactions and prior to the completion of the Tender Offer and the Contingent Purchase) Fleming owns a total of 4,225,849 shares of the Registrant's common stock, representing 20.9% of Registrant's issued and outstanding shares.

As a result of the Agreement and the Transactions (and not including the Contingent Purchase), Fleming has sold a total of 14,911,600 shares of the Registrant's common stock, representing 57.5% of the Registrant's total issued and outstanding shares immediately prior to the consummation of the Agreement and the Transactions. Pursuant to Section 382 of the Internal Revenue Code of 1986, as amended ("Section 382"), the sale by Fleming of any number of their shares in excess of 50% of the Registrant's total issued and outstanding shares, or more than 12,957,732 shares, results in a "change in control", which would potentially limit the Registrant's ability to utilize its existing Net Operating Loss Carry Forwards ("NOLs"). As of March 31, 2007, the Registrant's NOLs were approximately $25 Million, which to the extent that there is future taxable income would result in a deferred tax asset. As a result of the Transactions, the Registrant has reassessed its deferred tax asset and has correspondingly recognized an increase in its deferred tax asset of approximately $1,300,000.

The aggregate number and percentage of shares of the Registrant's common stock that were beneficially owned by the Registrant's current directors, executive officers and Fleming prior to the consummation of the Agreement and the Transactions, and as of June 28, 2007 following the consummation of the Agreement and the Transactions (and prior to the completion of the Tender Offer and the Contingent Purchase) are as set forth in the table below.

	Prior to Consummation		After Consummation
Shares outstanding:	25,915,464		20,234,664

Executive Officers & Directors	# shares	% Ben.	# shares	% Ben.
and Affiliates	Ben. Owned (1)	Owned	Ben. Owned (1)	Owned

Kevin J. Zugibe, Chairman, CEO	912,775	3.4	7,374,275	35.3
Stephen P. Mandracchia, VP Legal & Regulatory., Sec.	441,514	1.7	2,441,514	11.9
Brian F. Coleman, President, COO	356,889	1.3	679,989	3.3
James R. Buscemi, CFO	142,236	*	434,536	2.1
Charles F. Harkins, VP Sales	201,642	*	201,642	1.0
Vincent Abbatecola	43,500	*	43,500	*
Dominic J. Monetta	27,600	*	27,600	*
Otto Morch	37,509	*	37,509	*

Page 5

Robert L. Burr	0	*	0	*
Fleming	19,270,241	74.0	4,358,641	21.4
Total Directors & Officers as a group (9 persons)	2,163,665	7.8	11,240,565	51.3
*Less than 1%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the applicable measurement date. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not held by any other person) and which are exercisable within (i) 60 days from the time immediately prior to the consummation of the Agreement and the Transactions (column headed "Prior to Consummation") or (ii) 60 days from the time immediately after the consummation of the Agreement and the Transactions (column headed "After Consummation") have been exercised.

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plan

On or about July 9, 2007, a notice (the "Notice") will be sent to all participants (hereinafter the "Share Participants") in the Hudson Technologies, Inc., 401(K) Savings Plan (the "Plan") who have invested all or a portion of their individual accounts under the Plan in the Registrant's common stock, informing the Share Participants of a temporary suspension of trading under the Plan (the "Suspension"). Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the Notice.

The Suspension relates to the Tender Offer, and is required in connection with processing Share Participants' elections related to the Tender Offer. As described in the Notice, Share Participants will be prevented from directing transactions (including withdrawals, loans and distributions) with respect to, or diversifying (to the extent permitted by the terms of the Plan), shares of the Registrant's common stock attributable to the Plan accounts of Share Participants for a period currently expected to commence as of 5:00 PM, Eastern Time on August 8, 2007 and continuing until processing relating to the Tender Offer is complete, which is expected to be during the week of August 27, 2007. As described in the Notice, all outstanding orders to sell the Registrant's common stock attributable to the Plan accounts of Share Participants will be cancelled as of 5:00 PM, Eastern Time on August 8, 2007.

The Registrant provided the Notice to its directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.

Inquiries concerning the Suspension should be directed to Stephen P. Mandracchia, Secretary and Vice President Legal & Regulatory of the Registrant, by telephone at (845) 735-6000 or by mail at Hudson Technologies, Inc., 275 North Middletown Road, Pearl River, New York 10965, or by e-mail at smandracchia@hudsontech.com. During the Suspension and for a period of two years after the ending date of the Suspension, a security holder or other interested person may obtain, without charge, the actual ending date of the Suspension by contacting Stephen P. Mandracchia at the phone number or at the postal address or the e-mail address provided above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1* Amended and Restated Loan Agreement between Hudson Technologies Company and Keltic Financial Partners, L.P, dated June 26, 2007 (Incorporated by reference to Exhibit (b)(1) to the Registrant's Form TO filed June 29, 2007);

Exhibit 10.2 Mortgage and Security Agreement between Hudson Technologies Company and Keltic Financial Partners, L.P, dated June 26, 2007 (Incorporated by reference to Exhibit (b)(2) to the Registrant's Form TO filed June 29, 2007);

Exhibit 10.3 Amended and Restated Revolving Note, dated June 26, 2007 (Incorporated by reference to Exhibit (b)(3) to the Registrant's Form TO filed June 29, 2007);

Exhibit 10.4 Amended and Restated Term Note A, dated June 26, 2007, in the amount of $2,500,000 (Incorporated by reference to Exhibit (b)(4) to the Registrant's Form TO filed June 29, 2007);

Exhibit 10.5 Term Note B, dated June 26, 2007, in the amount of $4,500,000 (Incorporated by reference to Exhibit (b)(5) to the Registrant's Form TO filed June 29, 2007);

Exhibit 10.6 Stock Purchase Agreement between Hudson Technologies, Inc. and Fleming, dated June 28, 2007 (Incorporated by reference to Exhibit (e)(1) to the Registrant's Form TO filed June 29, 2007);

Exhibit 10.7 Stock Purchase Agreement between Kevin J. Zugibe and Fleming, dated June 28, 2007 (Incorporated by reference to Exhibit (e)(2) to the Registrant's Form TO filed June 29, 2007);

Exhibit 10.8 Stock Purchase Agreement between Stephen P. Mandracchia and Fleming, dated June 28, 2007 (Incorporated by reference to Exhibit (e)(3) to the Registrant's Form TO filed June 29, 2007);

Exhibit 10.9 Stock Purchase Agreement between Brian F. Coleman and Fleming, dated June 28, 2007 (Incorporated by reference to Exhibit (e)(4) to the Registrant's Form TO filed June 29, 2007);

Exhibit 10.10 Stock Purchase Agreement between James R. Buscemi and Fleming, dated June 28, 2007 (Incorporated by reference to Exhibit (e)(5) to the Registrant's Form TO filed June 29, 2007);

Exhibit 99.1 Letter to Hudson Technologies, Inc. 401(K) Savings Plan Participants, dated June 29, 2007 (Incorporated by reference to Exhibit (a)(1)(H) to the Registrant's Form TO filed June 29, 2007);

* The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.
By:
Date: July 2, 2007		/S/ Stephen P. Mandracchia
Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory, Secretary